                                                                     EXHIBIT 4.1

================================================================================




                        BINDVIEW DEVELOPMENT CORPORATION



                                       AND



                          MELLON INVESTOR SERVICES LLC



                                  RIGHTS AGENT



                                RIGHTS AGREEMENT



                         Dated as of September 17, 2001




================================================================================

                                TABLE OF CONTENTS

                                                                                                               PAGE
Section 1.        Certain Definitions............................................................................1

Section 2.        Appointment of Rights Agent....................................................................4

Section 3.        Issue of Right Certificates....................................................................4

Section 4.        Form of Right Certificates.....................................................................5

Section 5.        Countersignature and Registration..............................................................6

Section 6.        Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated,
                  Destroyed, Lost or Stolen Right Certificates...................................................6

Section 7.        Exercise of Rights; Purchase Price; Expiration Date of Rights..................................7

Section 8.        Cancellation and Destruction of Right Certificates.............................................8

Section 9.        Availability of Preferred Shares; Transfer Taxes; Exchange Listing; Securities
                  Registration...................................................................................8

Section 10.       Preferred Shares Record Date...................................................................9

Section 11.       Adjustment of Purchase Price, Number of Shares or Number of Rights.............................9

Section 12.       Certificate of Adjusted Purchase Price or Number of Shares....................................15

Section 13.       Consolidation, Merger or Sale or Transfer of Assets or Earning Power..........................15

Section 14.       Fractional Rights and Fractional Shares.......................................................17

Section 15.       Rights of Action..............................................................................18

Section 16.       Agreement of Right Holders....................................................................18

Section 17.       Right Certificate Holder Not Deemed a Stockholder.............................................19

Section 18.       Concerning the Rights Agent...................................................................19

Section 19.       Merger or Consolidation or Change of Name of Rights Agent.....................................20

Section 20.       Duties of Rights Agent........................................................................20

Section 21.       Change of Rights Agent........................................................................22

Section 22.       Issuance of New Right Certificates............................................................22

Section 23.       Redemption....................................................................................22

Section 24.       Exchange......................................................................................23

Section 25.       Notice of Certain Events......................................................................25

Section 26.       Notices.......................................................................................25

Section 27.       Supplements and Amendments....................................................................26

Section 28.       Successors....................................................................................26

Section 29.       Benefits of this Agreement....................................................................26

                                                                                                               PAGE
Section 30.       Severability..................................................................................26

Section 31.       Determinations and Actions by the Board of Directors..........................................27

Section 32.       Governing Law.................................................................................27

Section 33.       Counterparts..................................................................................27

Section 34.       Descriptive Headings..........................................................................27



Exhibit A         Statement of Resolution Establishing Series of Shares........................................A-1

Exhibit B         Form of Right Certificate....................................................................B-1

Exhibit C         Summary of Rights to Purchase Preferred Shares...............................................C-1

                                RIGHTS AGREEMENT

         Rights Agreement (this "Agreement") dated as of September 17, 2001, between BindView Development Corporation, a Texas corporation (the "Company"), and Mellon Investor Services LLC, a New Jersey limited liability company (the "Rights Agent").

         The Board of Directors of the Company (the "Board of Directors") has authorized and declared a dividend, and thereby directed the issuance, of one Preferred Share (as such term is hereinafter defined) purchase right (a "Right") for and in respect of each Common Share (as such term is hereinafter defined) outstanding on September 21, 2001 (the "Record Date"), each Right representing the right to purchase one one-hundredth interest in a Preferred Share, upon the terms and subject to the conditions herein set forth, and has further authorized and directed the issuance of one Right with respect to each Common Share that shall become outstanding between the Record Date and the earliest of the Distribution Date, the Redemption Date and the Final Expiration Date (as such terms are hereinafter defined).

         Accordingly, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

         Section 1. Certain Definitions. For purposes of this Agreement, the following terms (in addition to those defined above) have the meanings indicated:

                  (a) "Acquiring Person" shall mean any Person (as such term is hereinafter defined) who or which, together with all Affiliates and Associates (as such terms are hereinafter defined) of such Person, shall be the Beneficial Owner (as such term is hereinafter defined) of [15%] or more of the Common Shares then outstanding, but shall not include (i) the Company, (i) any Subsidiary (as such term is hereinafter defined) of the Company, (i) any employee benefit plan of the Company or of any Subsidiary of the Company or (i) any Person holding Common Shares for or pursuant to the terms of any such plan to the extent, and only to the extent, of the Common Shares so held. Notwithstanding the foregoing, no Person shall become an "Acquiring Person" as the result of an acquisition of Common Shares by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 15% or more of the Common Shares then outstanding; provided, however, that if a Person becomes the Beneficial Owner of 15% or more of the Common Shares then outstanding by reason of share acquisitions by the Company and shall, after such share acquisitions by the Company, become the Beneficial Owner of any additional Common Shares, then such Person shall be deemed to be an "Acquiring Person". Notwithstanding the foregoing, if the Board of Directors of the Company determines in good faith that a Person who would otherwise be an "Acquiring Person", as defined pursuant to the foregoing provisions of this Section 1(a), has become such inadvertently, and such Person divests as promptly as practicable a sufficient number of Common Shares so that such Person would no longer be an "Acquiring Person", as defined pursuant to the foregoing provisions of this Section 1(a), then such Person shall not be deemed to be an "Acquiring Person" for any purposes of this Agreement.

                  (b) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as in effect on the date of this Agreement.

                  (c) A Person shall be deemed the "Beneficial Owner" of and shall be deemed to "beneficially own" any securities:

                      (i) which such Person or any of such Person's Affiliates or Associates beneficially owns, directly or indirectly;

                      (ii) which such Person or any of such Person's Affiliates or Associates has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any written or oral agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or pursuant to the exercise of conversion rights, exchange rights, rights (other than the Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange;

                      (iii) which such Person or any of such Person's Affiliates or Associates has the right to vote or consent to action pursuant to any written or oral agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security if the agreement, arrangement or understanding to vote or consent to action such security (A) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act and (B) is not also then reportable on Schedule 13D promulgated under the Exchange Act (or any comparable or successor report); or

                      (iv) which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting or consenting to action (except to the extent contemplated by the proviso to Section 1(c)(iii)) or disposing of any securities of the Company.

Notwithstanding the foregoing, any securities that are owned or held by the Company, by any Subsidiary of the Company, or by any employee benefit plan of the Company or of any Subsidiary of the Company, and any securities that are owned or held by any Person pursuant to the terms of any such plan (to the extent, and only to the extent, of the securities so held), shall not be deemed to be beneficially owned by any other Person and no other Person shall be deemed to be the Beneficial Owner of such securities.

                  (d) "Business Day" shall mean any day other than a Saturday, a Sunday, or a day on which banking institutions in the State of Texas, the State of New Jersey or the State of New York are authorized or obligated by law or executive order to close.

                  (e) "Close of Business" on any given date shall mean 5:00 p.m., Houston time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 p.m., Houston time, on the next succeeding Business Day.

                  (f) "Common Shares" when used with reference to the Company (specifically or in context) shall mean the shares of common stock, no par value per share, of the Company. "Common Shares" when used with reference to any Person other than the Company shall mean the capital stock (or equity interest) with the greatest voting power of such other Person or, if such other Person is a Subsidiary of another Person, of the Person or Persons which ultimately control such first-mentioned Person.

                  (g) "Distribution Date" shall have the meaning set forth in
Section 3 hereof.

                  (h) "Final Expiration Date" shall have the meaning set forth in Section 7 hereof.

                  (i) "Person" shall mean any individual, firm, corporation, incorporated or unincorporated association, trust, limited liability company, partnership, joint venture, unincorporated organization, group or other entity, and shall include any successor (by merger or otherwise) of any such Person.

                  (j) "Preferred Shares" shall mean shares of Series A Preferred Stock, par value $.01 per share, of the Company having the rights and preferences set forth in the form of the Statement of Resolution Establishing Series of Shares attached to this Agreement as Exhibit A.

                  (k) "Purchase Price" shall have the meaning set forth in
Section 4 hereof, as the same may be adjusted from time to time in accordance with the terms of this Agreement.

                  (l) "Redemption Date" shall have the meaning set forth in
Section 7 hereof.

                  (m) "Shares Acquisition Date" shall mean the first date of public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to Section 13(d) of the Exchange
Act) by the Company or an Acquiring Person that an Acquiring Person has become such.

                  (n) "Subsidiary" of any Person shall mean any corporation, incorporated or unincorporated association, limited liability company, partnership or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

         Any additional term used wholly within a subsequent Section of this Agreement and defined therein shall have the meaning given it in such Section of this Agreement for purposes of such Section.

         Section 2. Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable. The Rights Agent shall have no duty to supervise, and in no event shall be liable for, the acts or omissions of any such co-Rights Agent.

         Section 3. Issue of Right Certificates.

                  (a) Until the earlier (the earlier of such dates being herein referred to as the "Distribution Date") of (i) the Close of Business on the tenth Business Day after the Shares Acquisition Date or (ii) the Close of Business on the tenth Business Day after the date of the commencement by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any entity holding Common Shares for or pursuant to the terms of any such plan to the extent such entity is so acting with the approval or consent of the Company) of, or of the first public announcement of the intention of any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any entity holding Common Shares for or pursuant to the terms of any such plan to the extent such entity is so acting with the approval or consent of the Company) to commence, a tender or exchange offer the consummation of which would result in any Person becoming the Beneficial Owner of 15% or more of the Common Shares then outstanding, including any such date that is after the date of this Agreement and prior to the issuance of the Rights, (x) the Rights will be evidenced (subject to the provisions of Section 3(b) hereof) by the certificates for Common Shares registered in the names of the holders thereof (which certificates shall also be deemed to be Right Certificates) and not by separate Right Certificates, and (y) the right to receive Right Certificates will be transferable only in connection with the transfer of Common Shares. As soon as practicable after the Distribution Date, the Company shall promptly notify in writing the Rights Agent of the occurrence thereof and, if the Rights Agent is not then also the transfer agent and registrar for the Common Stock, provide the Rights Agent with the names and addresses of all record holders of Common Stock (together with all other necessary information), and, if such notification is given orally, the Company shall confirm the same in writing on or prior to the Business Day next following (until such notice is received by the Rights Agent, the Rights Agent may presume conclusively for all purposes that the Distribution Date has not occurred), the Company will prepare and execute, the Rights Agent will countersign, and the Company will send or cause to be sent (and the Rights Agent will, if requested, send), by first-class, insured, postage prepaid mail, to each record holder of Common Shares as of the Close of Business on the Distribution Date, at the address of such holder shown on the records of the Company, a Right Certificate, in substantially the form of Exhibit B hereto (a "Right Certificate"), evidencing one Right for each Common Share so held. As of the Distribution Date, the Rights will be evidenced solely by such Right Certificates.

                  (b) As promptly as practicable following the Record Date, the Company will send a copy of a Summary of Rights to Purchase Preferred Shares, in substantially the form of Exhibit C hereto (the "Summary of Rights"), by first-class, postage prepaid mail, to each record holder of Common Shares as of the Close of Business on the Record Date, at the address of such holder shown on the records of the Company. With respect to certificates for Common Shares outstanding as of the Record Date, until the Distribution Date, the Rights associated with the Common Shares represented by such certificates shall be evidenced by such certificates together with a copy of the Summary of Rights attached thereto. Until the Distribution Date (or the earlier of the Redemption Date or the Final Expiration Date), the surrender for transfer of any certificate for Common Shares outstanding on the Record Date, with or without a copy of the Summary of Rights attached thereto, shall also constitute the transfer of the Rights associated with the Common Shares represented thereby.

                  (c) Certificates for Common Shares that become outstanding (including, without limitation, reacquired Common Shares referred to in the last sentence of this paragraph (c)) after the Record Date but prior to the earliest of the Distribution Date, the Redemption Date or the Final Expiration Date shall have impressed on, printed on, written on or otherwise affixed to them the following legend or such similar legend as the Company may deem appropriate and as is not inconsistent with the provisions of this Agreement:

                  This certificate also evidences and entitles the holder hereof to certain rights as set forth in a Rights Agreement between BindView Development Corporation and Mellon Investor Services LLC, dated as of September 17, 2001 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of BindView Development Corporation. Under certain circumstances, as set forth in the Rights Agreement, the Rights described therein will be evidenced by separate certificates and will no longer be evidenced by this certificate. BindView Development Corporation will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. As described in the Rights Agreement, Rights issued to any Person who becomes an Acquiring Person (as those terms are defined in the Rights Agreement) shall become null and void.

With respect to such certificates containing the foregoing legend, until the Distribution Date, the Rights associated with the Common Shares represented by such certificates shall be evidenced by such certificates alone, and the surrender for transfer of any such certificate shall also constitute the transfer of the Rights associated with the Common Shares represented thereby. In the event that the Company purchases or acquires any Common Shares after the Record Date but prior to the Distribution Date, any Rights associated with such Common Shares shall be deemed canceled and retired so that the Company shall not be entitled to exercise any Rights associated with the Common Shares which are no longer outstanding.

         Section 4. Form of Right Certificates. The Right Certificates (and the forms of election to purchase Preferred Shares and of assignment to be printed on the reverse thereof) shall be in substantially the form of Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate, provided that such marks, legends, summaries and endorsements do not affect the rights, duties or responsibilities of the Rights Agent and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of this Agreement, including the provisions hereof relating to the adjustment of the number of one one-hundredth interests in a Preferred Share and the Purchase Price under specified circumstances, the Right Certificates shall entitle the holders thereof to purchase such number of one one-hundredth interests in a Preferred Share as shall be set forth therein at the price per one one-hundredth interest in a Preferred Share set forth therein (the "Purchase Price").

         Section 5. Countersignature and Registration. The Right Certificates shall be executed on behalf of the Company by its Chairman of the Board of Directors, its President or any Vice President, either manually or by facsimile signature, shall have affixed thereto the Company's seal or a facsimile thereof, and shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Right Certificates shall be manually countersigned by the Rights Agent and shall not be valid for any purpose unless countersigned. In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Agreement any such person was not such an officer.

         Following the Distribution Date and receipt by the Rights Agent of written notice to that effect and all other relevant information referred to in
Section 3(a), the Rights Agent will keep or cause to be kept, at its office designated for such purpose, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of rights evidenced on its face by each of the Right Certificates and the date of each of the Right Certificates.

         Section 6. Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates. Subject to the provisions of Section 14 hereof, at any time after the Close of Business on the Distribution Date, and at or prior to the Close of Business on the earlier of the Redemption Date or the Final Expiration Date, any Right Certificate or Right Certificates (other than Right Certificates representing Rights that have become null and void pursuant to Section 11(a)(ii) hereof or that have been exchanged pursuant to Section 24 hereof) may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like number of one one-hundredth interests in a Preferred Share as the Right Certificate or Right Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate or Right Certificates shall make such request in writing delivered to the Rights Agent and shall endorse and surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the office of the Rights Agent designated for such purpose. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Right Certificate unless and until the registered holder shall have (i) properly completed, executed and delivered a certificate contained in the form of assignment set forth on the reverse side of such Right Certificate and (i) provided such additional evidence of the identity of the

Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company or the Rights Agent shall have requested. Thereupon the Rights Agent shall countersign and deliver to the Person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates. The Rights Agent shall have no duty or obligation under this Section 6 or any other similar provision of this Agreement unless and until it is satisfied that all such taxes and/or governmental charges have been paid in full.

         Upon receipt by the Company and the Rights Agent of evidence satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Company's request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will make and deliver a new Right Certificate of like tenor to the Rights Agent for delivery to the registered holder in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

         Section 7. Exercise of Rights; Purchase Price; Expiration Date of
Rights.

                  (a) The registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time, subject to the last sentence of Section 23(a) hereof, after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly completed and executed, to the Rights Agent at the principal office of the Rights Agent, together with payment of the Purchase Price for each one one-hundredth interest in a Preferred Share as to which the Rights are exercised, at or prior to the earliest of (i) the Close of Business on September 17, 2011 (the "Final Expiration Date"), (i) the time at which the Rights are redeemed as provided in
Section 23 hereof (the "Redemption Date"), or (i) the time at which such Rights are exchanged as provided in Section 24 hereof.

                  (b) The Purchase Price for each one one-hundredth interest in a Preferred Share pursuant to the exercise of a Right shall initially be $11.00, shall be subject to adjustment from time to time as provided in Sections 11 and 13 hereof, and shall be payable in lawful money of the United States of America in accordance with paragraph (c) below.

                  (c) Subject to the Company's rights under Section 11(a)(iii) hereof, upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase duly executed, accompanied by payment of the Purchase Price for the shares to be purchased (plus an amount equal to any applicable tax or charge required to be paid by the holder of such Right Certificate in accordance with Section 9 hereof) by certified check, cashier's check or money order payable to the order of the Company, the Rights Agent shall thereupon promptly (i) (A) requisition from any transfer agent of the Preferred Shares certificates for the number of Preferred Shares to be purchased, and the Company hereby irrevocably authorizes and directs its transfer agent to comply with all such requests, or (B) requisition from the depositary agent (if one exists as hereinafter contemplated) depositary receipts representing such number of one one-hundredth interests in a Preferred Share as are to be purchased (in which case certificates for the Preferred Shares represented by such receipts shall be deposited by the transfer agent of the Preferred Shares with the depositary agent), and the Company hereby directs the depositary agent to comply with all such requests, (i) when necessary to comply with this Agreement, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional shares in accordance with Section 14 hereof, and, if applicable, requisition from the Company, and/or any transfer agent for securities thereof (any such transfer agent being hereby authorized to comply with all such requests), the number of Common Shares to be issued in lieu of the issuance of Preferred Shares in accordance with Section 11(a)(ii) or the amount of cash, property or other securities to be paid or issued in lieu of the issuance of Common Shares in accordance with Section 11(a)(iii), (i) after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder, and (i) when necessary to comply with this Agreement in accordance with Section 11(a)(iii) hereof, after receipt, deliver such cash, property or other securities to or upon the order of the registered holder of such Right Certificate.

                  (d) In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or to such holder's duly authorized assigns, subject to the provisions of Section 14 hereof.

                  (e) Subject to the Company's rights under Section 11(a)(iii) hereof to otherwise fulfill its obligations, the Company covenants and agrees that it will cause to be kept available out of its authorized and unissued Preferred Shares, the number of Preferred Shares that will be sufficient to permit the exercise in full of all outstanding Rights in accordance with this
Section 7.

                  (f) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action whatsoever with respect to a purported exercise of any Right as contemplated by this Section 7 unless and until such registered holder shall have (i) properly completed, executed and delivered a certificate contained in the form of election to purchase set forth on the reverse side of the Right Certificate surrendered in connection with such exercise and (i) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall have requested.

                  (g) Neither the Company nor the Rights Agent shall have any liability to any holder of Rights or any other Person as a result of the Company's failure to make any determination under this Section 7 or any other section with respect to an Acquiring Person or an Affiliate or Associate of an Acquiring Person or transferees hereunder.

         Section 8. Cancellation and Destruction of Right Certificates. All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in canceled form, or, if surrendered to the Rights Agent, shall be canceled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any Right Certificate representing Rights purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all canceled Right Certificates to the Company, or shall, at the written request of the Company, destroy such canceled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

         Section 9. Availability of Preferred Shares; Transfer Taxes; Exchange Listing; Securities Registration. The Company covenants and agrees that it will take all such action as may be necessary to ensure that all Preferred Shares delivered upon exercise of Rights shall, at the time of delivery of the certificates for such Preferred Shares (subject to payment of the Purchase Price), be duly authorized and validly issued and fully paid and nonassessable shares.

         The Company further covenants and agrees that it will pay when due and payable any and all taxes and charges which are payable in respect of the issuance or delivery of the Right Certificates or of any Preferred Shares (or other securities which may become or be issuable under the terms of this Agreement) upon the exercise of Rights. The Company shall not, however, be required to pay any tax or charge which may be payable in respect of any transfer or delivery of Right Certificates to a Person other than, or the issuance or delivery of certificates or depositary receipts for the Preferred Shares (or other securities which may become or be issuable under the terms of this Agreement) in a name other than that of, the registered holder of the Right Certificates evidencing Rights surrendered for transfer, delivery or exercise or to issue or to deliver any certificates or depositary receipts for Preferred Shares (or other securities which may become or be issuable under the terms of this Agreement) upon the exercise of any Rights until any such tax or charge shall have been paid (any such tax or charge being payable by the holder of such Right Certificates at the time of surrender) or until it has been established to the Company's reasonable satisfaction that no such tax or charge is due.

         The Company shall (i) prepare and file, upon, or as soon as possible following, the Distribution Date, a registration statement under the Securities Act of 1933, as amended (the "Act") with respect to the securities purchasable upon exercise of the Rights on an appropriate form, (ii) cause such registration statement to become effective as soon as possible after such filing, and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act) until no longer required to do so under the Act with respect to securities purchasable upon exercise of the Rights. The Company will also take all such action as may be required or as is appropriate under the securities or blue sky laws of such jurisdictions as may be necessary or appropriate with respect to the securities purchasable upon the exercise of the Rights.

         Section 10. Preferred Shares Record Date. Each Person in whose name any certificate for Preferred Shares is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Preferred Shares represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable taxes and/or charges) was made; provided, however, that if the date of such surrender and payment is a date upon which the Preferred Shares transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred Shares transfer books of the Company are open.

         Section 11. Adjustment of Purchase Price, Number of Shares or Number of Rights. The Purchase Price, the number of Preferred Shares or interests therein that the holder of a Right Certificate is entitled to purchase on the exercise of the Rights evidenced thereby and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

                  (a) (i) In the event the Company shall at any time after the date of this Agreement (A) declare a dividend on the Preferred Shares payable in Preferred Shares, (B) subdivide the outstanding Preferred Shares, (C) combine the outstanding Preferred Shares into a smaller number of Preferred Shares or (D) issue any shares of its capital stock in a reclassification of the Preferred Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a), the Purchase Price in effect at the time of the record date for such dividend or at the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock or interests therein issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock or interests therein which, if such Right had been exercised immediately prior to such date and at a time when the Preferred Shares transfer books of the Company were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. If an event occurs which would require an adjustment under both this Section 11(a)(i) and
         Section 11(a)(ii) hereof, the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii) hereof.

                  (i) Subject to Sections 23 and 24 of this Agreement, in the event any Person shall become an Acquiring Person, proper provision shall be made so that each holder of a Right shall thereafter have a right to receive, upon exercise thereof in accordance with Section 7 hereof at a price equal to the then current Purchase Price multiplied by the number of one one-hundredth interests in a Preferred Share for which a Right is then exercisable, in accordance with the terms of this Agreement and in lieu of interests in Preferred Shares, such number of Common Shares as shall equal the result obtained by (A) multiplying the then current Purchase Price by the number of one one-hundredth interests in a Preferred Share for which a Right is then exercisable and dividing that product by (B) 50% of the then current per share market price of the Company's Common Shares (determined pursuant to Section 11(d) hereof) on the date such Person became an Acquiring Person.

                  Notwithstanding the foregoing or anything in this Agreement to the contrary, from and after the time any Person becomes an Acquiring Person, any Rights that are or were acquired or beneficially owned by such Acquiring Person (or any Associate or Affiliate of such Acquiring Person) shall be null and void without any further action by the Company, the Rights Agent, the Acquiring Person or any other Person, and any holder of such Rights shall thereafter have no rights whatsoever with respect to such

         Rights, whether under this Agreement (including the right to exercise such Rights under any provision of this Agreement) or otherwise. No Right Certificate shall be issued pursuant to Section 3 that represents Rights beneficially owned by an Acquiring Person whose Rights would be null and void pursuant to the preceding sentence or by any Associate or Affiliate thereof; no Right Certificate shall be issued at any time upon the transfer of any Rights to an Acquiring Person whose Rights would be null and void pursuant to the preceding sentence or to any Associate or Affiliate thereof or to any nominee of such Acquiring Person, Associate or Affiliate; and any Right Certificate delivered to the Rights Agent for transfer to an Acquiring Person whose Rights would be null and void pursuant to the preceding sentence shall be canceled.

                  (ii) In lieu of issuing Common Shares in accordance with
         Section 11(a)(ii) hereof, the Company may, if the Board of Directors determines that such action is necessary or appropriate, elect to issue or pay, upon the exercise of the Rights, cash, property, Common Shares, shares of preferred stock, notes, debentures or other securities, or any combination thereof (collectively "substitute consideration"), having an aggregate value equal to the value of the Common Shares which otherwise would have been issuable pursuant to Section 11(a)(ii), which value of such substitute consideration shall be determined by a nationally recognized investment banking firm selected by the Board of Directors; provided, however, that, except as provided in the second and third sentences of subparagraph (ii) of this paragraph (a), each holder of a Right must receive the same consideration upon the exercise of a Right. For purposes of this subparagraph (iii) the value of Common Shares shall be as determined pursuant to Section 11(d) hereof and the value of any preferred stock or other securities comprising all or part of the substitute consideration which the Board of Directors determines to be the substantial equivalent of Common Shares shall be deemed to have the same value as the Common Shares.

                  (iii) Subject to subparagraph (iii) of this paragraph (a), in the event that there shall not be sufficient Common Shares issued but not outstanding or authorized but unissued to permit the exercise in full of the Rights in accordance with subparagraph (ii) of this paragraph (a), the Company shall take all such action as may be necessary to authorize additional Common Shares for issuance upon exercise of the Rights or, if unable to do so, shall take action permitted by subparagraph (iii) of this paragraph (a) in respect of substitute consideration in order to satisfy fully its obligations to a holder of Rights exercising such Rights as contemplated hereby.

                  (b) In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Preferred Shares entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Preferred Shares (or shares having the same rights, privileges and preferences as the Preferred Shares ("equivalent preferred shares")) or securities convertible into Preferred Shares or equivalent preferred shares at a price per Preferred Share or equivalent preferred share (or having a conversion price per share, if a security convertible into Preferred Shares or equivalent preferred shares) less than the then current per share market price of the Preferred Shares (as defined in Section 11(d)) on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Preferred Shares outstanding on such record date plus the number of Preferred Shares which the aggregate offering price of the total number of Preferred Shares and/or equivalent preferred shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price and the denominator of which shall be the number of Preferred Shares outstanding on such record date plus the number of additional Preferred Shares and/or equivalent preferred shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a reasonably detailed statement filed with the Rights Agent. Preferred Shares owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

                  (c) In case the Company shall fix a record date for the making of a distribution to all holders of the Preferred Shares (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness or assets (other than a regular quarterly cash dividend paid out of earnings or retained earnings or a dividend payable in Preferred Shares) or subscription rights or warrants (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the then current per share market price of the Preferred Shares on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a reasonably detailed statement filed with the Rights Agent) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one Preferred Share and the denominator of which shall be such current per share market price of the Preferred Shares. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

                      (d) (i) For the purpose of any computation hereunder, the "current per share market price" of any security (a "Security" for the purpose of this Section 11(d)(i)) on any date shall be deemed to be the average of the daily closing prices per share of such Security for the 30 consecutive Trading Days (as such term is hereinafter defined) immediately prior to, but not including, such date; provided, however, that in the event that the current per share market price of the Security is determined during a period following the announcement by the issuer of such Security of (A) a dividend or distribution on such Security payable in shares of such Security or securities convertible into such shares, or (B) any subdivision, combination or reclassification of such Security and prior to, but not including, the expiration of 30 Trading Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the current per share market price shall be appropriately adjusted to reflect the current market price per share equivalent of such Security taking into account ex-dividend trading. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the Nasdaq National Market or, if the Security is not listed or admitted to trading on the Nasdaq National Market, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Security is listed or admitted to trading or, if the Security is not listed or admitted to trading on any national securities exchange, the last quoted sales price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ") or such other system then in use or, if on any such date the Security is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Securities selected by the Board of Directors of the Company. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the Security is listed or admitted to trading is open for the transaction of business or, if the Security is not listed or admitted to trading on any national securities exchange, a Business Day.

                      (i) For the purpose of any computation hereunder, the "current per share market price" of the Preferred Shares shall be determined in accordance with the methods set forth in Section 11(d)(i). If the Preferred Shares are not publicly traded, the "current per share market price" of the Preferred Shares shall be conclusively deemed to be the current per share market price of the Common Shares as determined pursuant to Section 11(d)(i) (appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof), multiplied by one thousand. If neither the Common Shares nor the Preferred Shares are publicly held or so listed or traded, and no market maker is making, or has made during the relevant period, a market in the Common Shares or the Preferred Shares, "current per share market price" shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a reasonably detailed statement filed with the Rights Agent.

                  (e) No adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this
Section 11 shall be made to the nearest cent or to the nearest one ten-millionth interest in a Preferred Share or one one-hundredth interest in any other share or security, as the case may be. Notwithstanding the first sentence of this
Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which requires such adjustment or (ii) the date of the expiration of the right to exercise any Rights.

                  (f) If as a result of an adjustment made pursuant to Section 11(a) or Section 13(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than Preferred Shares or interests therein, thereafter the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions of this Section 11 with respect to the Preferred Shares and the provisions of Sections 7, 9, 10, 12, 13 and 14 with respect to the Preferred Shares shall apply on like terms to any such other shares.

                  (g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one one-hundredth interests in a Preferred Share purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

                  (h) Unless the Company shall have exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one one-hundredth interests in a Preferred Share (calculated to the nearest one ten-millionth of a Preferred Share) obtained by (i) multiplying (A) the number of one one-hundredth interests in a Preferred Shares covered by a Right immediately prior to such adjustment by (B) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

                  (i) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in substitution for any adjustment in the number of one one-hundredth interests in a Preferred Share purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one one-hundredth interests in a Preferred Share for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one one-hundredth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election (and shall promptly notify the Rights Agent of any such election) if any, to adjust the number of Rights, indicating the record date for the adjustment and, if known at the time, the amount of the adjustment to be made. Such record date may be the date on which the Purchase Price is adjusted or any date thereafter, but, if the Right Certificates have been issued, shall be at least 10 days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

                  (j) Irrespective of any adjustment or change in the Purchase Price or the number of one one-hundredth interests in a Preferred Share issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number of one one-hundredth interests in a Preferred Shares which were expressed in the initial Right Certificates issued hereunder.

                  (k) Before taking any action that would cause an adjustment reducing the Purchase Price below one one-hundredth of then par value, if any, of the Preferred Shares issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Preferred Shares at such adjusted Purchase Price.

                  (l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer (with prompt written notice thereof to the Rights Agent) until the occurrence of such event the issuance to the holder of any Right exercised after such record date of the Preferred Shares and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the Preferred Shares and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

                  (m) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this
Section 11, as and to the extent that the Company in its sole discretion shall determine to be advisable in order that any consolidation or subdivision of the Preferred Shares, issuance wholly for cash of any Preferred Shares at less than the current market price, issuance wholly for cash of Preferred Shares or securities which by their terms are convertible into or exchangeable for Preferred Shares, dividends on Preferred Shares payable in Preferred Shares or issuance of rights, options or warrants referred to in Section 11(b) hereafter made by the Company to holders of Preferred Shares shall not be taxable to such stockholders.

                  (n) In the event that at any time after the date of this Agreement and prior to the Distribution Date, the Company shall (i) declare or pay any dividend on the Common Shares payable in Common Shares, (i) reclassify the Common Shares, or (i) otherwise effect a split-up, division or combination of the Common Shares, then in any such case (i) the number of one one-hundredth interests in a Preferred Share purchasable after such event upon proper exercise of each Right shall be determined by multiplying the number of one one-hundredth interests in a Preferred Share so purchasable immediately prior to such event by a fraction, the numerator of which shall be the number of Common Shares that were outstanding immediately before such event and the denominator of which shall be the number of Common Shares that are outstanding immediately after such event, and (ii) each Common Share outstanding immediately after such event shall have issued with respect to it that number of Rights which each Common Share outstanding immediately prior to such event had issued with respect to it. The adjustments provided for in this Section 11(n) shall be made successively whenever any such event occurs.

                  (o) The Company covenants and agrees that, after the Distribution Date, it will not, except as permitted by Section 23, Section 24 or
Section 27 hereof, take (or permit any Subsidiary to take) any action if, at the time such action is taken, it is reasonably foreseeable that such action will diminish in any material manner or otherwise eliminate the benefits intended to be afforded by the Rights.

         Section 12. Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made as provided in Sections 11 or 13 hereof, the Company shall promptly (a) prepare a certificate setting forth such adjustment and a brief, reasonably detailed statement of the facts, computations and methodology accounting for such adjustment, (a) file with the Rights Agent and with each transfer agent for the Common Shares or the Preferred Shares a copy of such certificate and (a) mail a brief summary thereof to each holder of a Right Certificate in accordance with Section 25 hereof.

         Section 13. Consolidation, Merger or Sale or Transfer of Assets or Earning Power.

                  (a) In the event, directly or indirectly, (i) the Company shall consolidate with, merge with and into, or effect a share exchange or conversion with or into any Person, (ii) any Person shall merge with and into the Company or effect a share exchange or conversion with or into the Company, the Company shall be the continuing or surviving corporation in such transaction and, in connection with such transaction, all or part of the Common Shares shall be changed into or exchanged for stock or other securities of any Person (including the Company) or cash or any other property, or (iii) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one or more transactions, assets or earning power aggregating 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any Person or Persons other than the Company or one or more of its wholly-owned Subsidiaries, then, and in each such case, proper provision shall be made so that (i) each holder of a Right (except as otherwise provided herein) shall thereafter have the right to receive, upon the exercise thereof at a price equal to the then current Purchase Price multiplied by the number of one one-hundredth interests in a Preferred Share for which a Right is then exercisable, in accordance with the terms of this Agreement and in lieu of Preferred Shares, such number of duly authorized and validly issued, fully paid and non-assessable Common Shares of the Principal Party (as defined in Section 13(b) hereof) as shall equal the result obtained by (A) multiplying the then current Purchase Price by the number of one one-hundredth interests in a Preferred Share for which a Right is then exercisable and dividing that product by (B) 50% of the then current per share market price of the Common Shares of the Principal Party (determined pursuant to Section 11(d) hereof) on the date of consummation of such transaction; (ii) the Principal Party shall thereafter be liable for, and shall assume, by virtue of such transaction, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term "Company", as used in this Agreement, shall thereafter be deemed to mean the Principal Party; and (iv) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of its Common Shares in accordance with this Agreement) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to the Common Shares of the Principal Party thereafter deliverable upon the exercise of the Rights. The Company shall not consummate any such transaction unless prior thereto the Company and the Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement so providing and further providing that, immediately after the date of any such transaction mentioned in this paragraph (a) of this
Section 13, the Principal Party at its own expense will (i) prepare and file a registration statement under the Act with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, will cause such registration statement to become effective as soon as possible after such filing and will cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act) until no longer required under the Act with respect to securities purchasable upon exercise of the Rights; and (ii) qualify or register the Rights and the securities purchasable upon exercise of the Rights, and take all such other action as may be required or as is appropriate, under the securities or blue sky laws of such jurisdictions as may be necessary or appropriate. The Company shall not enter into any transaction of the kind referred to in this Section 13 if at the time of such transaction there are any rights, warrants, instruments or securities outstanding or any agreements or arrangements which, as a result of the consummation of such transaction, would eliminate or substantially diminish the benefits intended to be afforded by the Rights. The provisions of this Section 13 shall similarly apply to successive mergers, consolidations, exchanges, conversions, sales or other transfers.

                  (b) "Principal Party" shall mean

                      (i) in the case of any transaction described in clause (i) or (ii) of the first sentence of Section 13(a), the Person that is the issuer of any securities into which Common Shares are converted in such transaction, and if no securities are so issued, the Person that is the other party to the transaction; and

                      (ii) in the case of any transaction described in clause
         (iii) of the first sentence in Section 13(a), the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions;

provided, however, that in any such case, (1) if the securities of such Person are not at such time or have not been continuously over the preceding 12-month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary of another Person the securities of which are and have been so registered, "Principal Party" shall mean such other Person; (2) in case such Person is a Subsidiary, directly or indirectly, of more than one other Person, the securities of two or more of which are and have been so registered, "Principal Party" shall mean whichever of such other Persons is the issuer of the securities so registered having the greatest aggregate market value; and (3) in case such Person is owned, directly or indirectly, by a joint venture formed by two or more other Persons that are not owned, directly or indirectly, by the same Person, the rules set forth in (1) and (2) above shall apply to each of the chains of ownership having an interest in such joint venture as if such Person were a "Subsidiary" of both or all of such other Persons and the Principal Parties in each such chain shall bear the obligations set forth in this Section 13 in the same ratio as their direct and indirect interests in such Person bear to the total of such interests.

         Section 14. Fractional Rights and Fractional Shares.

                  (a) The Company shall not be required to issue fractions of Rights or to distribute Right Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to, but not including, the date on which such fractional Rights would otherwise be issuable. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the Nasdaq National Market or, if the Rights are not listed or admitted to trading on the Nasdaq National Market, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors of the Company. If on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined in good faith by the Board of Directors of the Company shall be used to determine the current market value of a Right for purposes of this Section 14(a). Notwithstanding anything in this Section 14(a) to the contrary, prior to the Distribution Date, the current market value of the Right for purposes of this Section 14(a) shall be deemed to be zero.

                  (b) The Company shall not be required to issue fractional interests in Preferred Shares (other than fractional interests which are integral multiples of one one-hundredth of a Preferred Share) upon exercise of the Rights or to distribute certificates which evidence fractional interests in Preferred Shares (other than fractional interests which are integral multiples of one one-hundredth of a Preferred Share). Fractional interests in Preferred Shares in integral multiples of one one-hundredth of a Preferred Share may, at the election of the Company, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Company and a depositary selected by it; provided, however, that such agreement shall provide that holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of the Preferred Shares represented by such depositary receipts. In lieu of fractional interests in Preferred Shares that are not integral multiples of one one-hundredth of a Preferred Share, the Company shall pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one Preferred Share. For purposes of this Section 14(b), the current market value of a Preferred Share shall be the closing price of a Preferred Share (as determined pursuant to the second sentence of Section 11(d)(i) hereof) for the Trading Day immediately prior to, but not including, the date of such exercise.

                  (c) The holder of a Right by the acceptance of the Right expressly waives his right to receive any fractional Rights or any fractional shares upon exercise of a Right (except as provided above).

                  (d) Whenever a payment for fractional Rights or fractional shares is to be made by the Rights Agent, the Company shall (i) promptly prepare and deliver to the Rights Agent a certificate setting forth in reasonable detail the facts related to such payment and the prices and/or formulas utilized in calculating such payments, and (ii) provide sufficient monies to the Rights Agent in the form of fully collected funds to make such payments. The Rights Agent shall be fully protected in relying upon such a certificate and shall have no duty with respect to, and shall not be deemed to have knowledge of any payment for fractional Rights or fractional shares under any Section of this Agreement relating to the payment of fractional Rights or fractional shares unless and until the Rights Agent shall have received such a certificate and sufficient monies.

         Section 15. Rights of Action. All rights of action in respect of this Agreement, excepting the rights of action given to the Rights Agent under
Section 18 and Section 20 hereof, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Shares); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Shares), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the Common Shares), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, such holder's right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of the obligations of any Person subject to, this Agreement.

         Section 16. Agreement of Right Holders. Every holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

                  (a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of the Common Shares;

                  (b) after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the office of the Rights Agent designated for such purpose, duly endorsed or accompanied by a proper instrument of transfer; and

                  (c) the Company and the Rights Agent may deem and treat the Person in whose name any Right Certificate (or, prior to the Distribution Date, the associated Common

Shares certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the associated Common Shares certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary.

                  (d) notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree, judgment or ruling (whether interlocutory or final) issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, that the Company must use its best efforts to have any such order, decree, judgment or ruling lifted or otherwise overturned as soon as possible.

         Section 17. Right Certificate Holder Not Deemed a Stockholder. No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the Preferred Shares or interests therein or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 25 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

         Section 18. Concerning the Rights Agent. The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the preparation, delivery, administration, execution and amendment of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, damage, judgment, fine, penalty, claim, demand, settlement, cost or expense, incurred without gross negligence, bad faith or willful misconduct (each as finally determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction) on the part of the Rights Agent, for any action taken, suffered or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement or the exercise and performance of its duties hereunder, including, without limitation, the costs and expenses of defending against any claim of liability in the premises. The provisions of this Section 18 and Section 20 below shall survive the termination of this Agreement, the exercise or expiration of the Rights, and the resignation or removal of the Rights Agent. The costs and expenses incurred in enforcing this right of indemnification shall be paid by the Company.

         The Rights Agent shall be fully and completely authorized and protected and shall incur no liability for, or in respect of any action taken, suffered or omitted by it in connection with, the acceptance and administration of this Agreement in reliance upon any Right Certificate or certificate for the Common Shares or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons, or otherwise upon the advice of counsel as set forth in Section 20 hereof. The Rights Agent shall not be deemed to have any duty or notice unless and until the Company has provided the Rights Agent with actual written notice.

         Section 19. Merger or Consolidation or Change of Name of Rights Agent. Any Person into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any Person succeeding to the shareholder services, stock transfer or corporate trust business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such Person would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case, at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

         In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned, and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

         Section 20. Duties of Rights Agent. The Rights Agent undertakes only the duties and obligations expressly imposed by this Agreement (and no implied duties) upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

                  (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the advice or opinion of such counsel shall be full and complete authorization and protection to the Rights Agent and the Rights Agent shall incur no liability for or in respect of any action taken, suffered or omitted by it in good faith and in accordance with such advice or opinion.

                  (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering (or omitting to take) any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman of the Board of Directors, President, any Vice President, the Secretary or the Treasurer of the Company and delivered to the Rights Agent; and such certificate shall be full and complete authorization and protection to the Rights Agent and the Rights Agent shall incur no liability for or in respect of any action taken, suffered or omitted in good faith by it under the provisions of this Agreement in reliance upon such certificate. The Rights Agent shall be fully protected and authorized in relying upon the most recent instructions received by any such officer.

                  (c) The Rights Agent shall be liable hereunder to the Company and any other Person only for the Rights Agent's own gross negligence, bad faith or willful misconduct (each as finally determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction). Anything in this Agreement to the contrary notwithstanding, in no event shall the Rights Agent be liable for special, punitive, indirect, incidental or consequential loss or damage of any kind whatsoever (including, but not limited to, lost profits), even if the Rights Agent has been advised of the possibility of such loss or damage. Any liability of the Rights Agent under this Agreement shall be limited to the amount of fees paid by the Company to the Rights Agent.

                  (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

                  (e) The Rights Agent shall not be liable for, nor be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including any Rights that become null and void pursuant to Section 11(a)(ii) hereof) or any adjustment in the terms of the Rights (including the manner, method or amount thereof) provided for in Sections 3, 11, 13, 23 or 24 hereof, or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after actual notice that such change or adjustment is required); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Preferred Shares to be issued pursuant to this Agreement or any Right Certificate or as to whether any Preferred Shares will, when issued, be validly authorized and issued, fully paid and nonassessable.

                  (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

                  (g) The Rights Agent is hereby authorized and directed to accept advice or instructions with respect to the performance of its duties hereunder from any one of the Chairman of the Board of Directors, President, any Vice President, the Secretary or the Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and such advice or instructions shall be full authorization and protection to the Rights Agent and the Rights Agent shall incur no liability for or in respect of any action taken, suffered or omitted by it in good faith in accordance with the advice or instructions of any such officer or for any delay in acting while waiting for such advice or instructions.

                  (h) The Rights Agent and any stockholder, affiliate, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company (including, without limitation, acting as transfer agent for the Common Shares) or for any other Person.

                  (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, absent gross negligence, bad faith or willful misconduct (each as finally determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction) in the selection and continued employment thereof.

                  (j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if it believes that repayment of such funds or adequate indemnification against such risk or liability is not assured it.


         Section 21. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days' notice in writing mailed to the Company and to each transfer agent of the Common Shares or Preferred Shares by registered or certified mail, and to the holders of the Right Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Shares or Preferred Shares by registered or certified mail, and to the holders of the Right Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the

Company), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (i) a Person organized and doing business under the laws of the United States or of the States of New York, New Jersey or Texas (or of any other state of the United States so long as such Person is authorized to do business as a banking institution in the State of New York, the State of New York or the State of Texas), in good standing, which is authorized under such laws to conduct shareholder services business and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50 million; or (ii) an Affiliate of such a Person described in clause (i) above. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by the predecessor Rights Agent hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares or Preferred Shares, and mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

         Section 22. Issuance of New Right Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement.

         Section 23. Redemption.

                  (a) The Rights may be redeemed by action of the Board of Directors of the Company pursuant to Section 23(b) and shall not be redeemed in any other manner. Notwithstanding anything contained or implied in this Agreement to the contrary, the Rights shall not be exercisable after the occurrence of an event described in Section 11(a)(ii) hereof until such time as the Company's rights of redemption hereunder have expired.

                  (b) The Board of Directors of the Company may, at its option, at any time prior to the Close of Business on the tenth Business Day after the Shares Acquisition Date, redeem all, but not less than all, the then outstanding Rights at a redemption price of $.001 per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price"). The Company may, at its option, pay the Redemption Price in cash, Common Shares (based on the current per share market price of the Common Shares at the time of redemption determined pursuant to Section 11(d) hereof) or any other form of consideration deemed appropriate by the Board of Directors of the Company; provided, however, that if the Company elects to pay the Redemption Price in Common Shares, the Company shall not be required to issue fractional Common Shares and the number of Common Shares issuable to each holder of Rights shall be rounded down to the next whole share.

                  (c) Immediately upon the action of the Board of Directors of the Company ordering the redemption of the Rights pursuant to Section 23(b), and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. The Company shall promptly notify the Rights Agent in writing of any such redemption and shall promptly give public notice of any such redemption; provided, however, that the failure to give, or any defect in, any such notice shall not affect the validity of such redemption. Within 10 days after such action of the Board of Directors ordering the redemption of the Rights pursuant to Section 23(b), the Company shall mail a notice of redemption to the Rights Agent and to all the holders of the then outstanding Rights at their addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Shares. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this Section 23 or in Section 24 hereof, and other than in connection with the purchase of Common Shares prior to the Distribution Date.

         Section 24. Exchange.

                  (a) The Board of Directors of the Company may, at its option, at any time after any Person becomes an Acquiring Person, exchange all or any part of the then outstanding and exercisable Rights (which shall not include Rights that have become null and void pursuant to the provisions of Section 11(a)(ii) hereof) for Common Shares at an exchange ratio of one Common Share per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the "Exchange Ratio").

                  (b) Immediately upon the action of the Board of Directors of the Company ordering the exchange of any Rights pursuant to Section 24(a), and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of Common Shares equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly notify the Rights Agent in writing of any such exchange and shall give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company shall promptly mail a notice of any such exchange to the Rights Agent and to all of the holders of such Rights at their addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the Common Shares for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become null and void pursuant to the provisions of Section 11(a)(ii) hereof) held by each holder of Rights.

                  (c) In any exchange pursuant to this Section 24, the Company, at its option, may substitute interests in Preferred Shares (or equivalent preferred shares, as such term is defined in Section 11(b) hereof) for Common Shares exchangeable for Rights, at the initial rate of one one-hundredth interest in a Preferred Share (or equivalent preferred share) for each Common Share, as appropriately adjusted to reflect adjustments in the voting rights of the Preferred Shares pursuant to the Statement of Resolution Establishing Series of Shares attached hereto as Exhibit A, so that the fraction of a Preferred Share delivered in lieu of each Common Share shall have the same voting rights as one Common Share.

                  (d) In the event that there shall not be sufficient Common Shares or Preferred Shares issued but not outstanding or authorized but unissued to permit any exchange of Rights as contemplated in accordance with this Section 24, the Company shall take all such action as may be necessary to authorize additional Common Shares or Preferred Shares for issuance upon exchange of the Rights. In the event that the Company, after good faith effort, shall be unable to take such action as may be necessary to authorize such additional Common Shares or Preferred Shares, the Company shall substitute, for each Common Share or Preferred Share that would otherwise be issuable upon exchange of a Right, a number of Common Shares, Preferred Shares or shares of preferred stock, notes, debentures or other securities, or any combination thereof, having an aggregate value equal to the Rights to be exchanged, which value shall be determined by a nationally recognized investment banking firm selected by the Board of Directors.

                  (e) The Company shall not be required to issue fractions of Common Shares or to distribute certificates which evidence fractional Common Shares. In lieu of such fractional Common Shares, the Company shall pay to the registered holders of the Right Certificates with regard to which such fractional Common Shares would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole Common Share. For the purposes of this Section 24(e), the current market value of a whole Common Share shall be the closing price of a Common Share (as determined pursuant to the second sentence of Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of exchange pursuant to this Section 24.

         Section 25. Notice of Certain Events.

                  (a) In case the Company shall propose (i) to pay any dividend payable in stock of any class to the holders of Preferred Shares or to make any other distribution to the holders of Preferred Shares (other than a regular quarterly cash dividend), (i) to offer to the holders of Preferred Shares rights or warrants to subscribe for or to purchase any additional Preferred Shares or shares of stock of any class or any other securities, rights or options, (i) to effect any reclassification of Preferred Shares (other than a reclassification involving only the subdivision of outstanding Preferred Shares), (i) to effect any consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person, (i) to effect the liquidation, dissolution or winding up of the Company, or (i) to declare or pay any dividend on the Common Shares payable in Common Shares, to reclassify the Common Shares, or to otherwise effect a split-up, division or combination of the Common Shares, then, in each such case, the Company shall give to the Rights Agent and to each holder of a Right Certificate, in accordance with Section 26 hereof, a notice of such proposed action, which shall specify the record date for purposes of such stock dividend, or distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the Common Shares and/or Preferred Shares, if any such date is to be fixed, and such notice shall be so given in the case of any action described by clause (i) or (ii) above at least 10 days prior to the record date for determining holders of the Preferred Shares for purposes of such action, and in the case of any such other action, at least 10 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Common Shares and/or Preferred Shares, whichever shall be the earlier.

                  (b) In case the event set forth in Section 11(a)(ii) hereof shall occur, then the Company shall as soon as practicable thereafter give to the Rights Agent and to each holder of a Right Certificate, in accordance with
Section 26 hereof, a notice of the occurrence of such event, which notice shall describe the event and the consequences of the event to holders of Rights under
Section 11(a)(ii) hereof.

         Section 26. Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

                     BindView Development Corporation
                     5151 San Felipe, 25th Floor
                     Houston, Texas 77056
                     Attention: President

Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

                     Mellon Investor Services LLC
                     600 North Pearl Street
                     Suite 1010
                     Dallas, TX 75201-2884
                     Attention: Relationship Manager

                     with a copy to:

                     Mellon Investor Services LLC
                     85 Challenger Road
                     Ridgefield Park, NJ 07660
                     Attention: General Counsel

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

         Section 27. Supplements and Amendments. The Company may (and the Rights Agent shall at the direction of the Company) from time to time supplement or amend this Agreement without the approval of any holders of Right Certificates in order (i) at any time, to cure any ambiguity, (i) at any time, to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, (i) prior to the Distribution Date, to change or supplement any of the provisions hereof in any manner which the Company may deem necessary or desirable (including, but without any limitation, changing the percentage of ownership of Common Shares at which a Person becomes an Acquiring Person, the Distribution Date, the time for redemption of Rights or the time for, or limits on, amendment of this Agreement) or (i) after the Distribution Date, to change or supplement the provisions hereof in any manner which the Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of the Rights Certificates (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person), any such supplement or amendment to be evidenced by a writing signed by the Company and the Rights Agent. Upon the delivery of a certificate from an appropriate officer of the Company and, if requested by the Rights Agent, an opinion of counsel, that states that the proposed supplement or amendment is in compliance with the terms of this Section 27 and, provided such supplement or amendment does not change or increase the Rights Agent's rights, duties, liabilities or obligations hereunder, the Rights Agent shall execute such supplement or amendment.

         Section 28. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

         Section 29. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares) any legal or equitable right, remedy or claim under this Agreement; and this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares).

         Section 30. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that notwithstanding the foregoing, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the Board of Directors of the Company determines in its good faith judgment that severing the invalid language from this Agreement would materially and adversely affect the purpose and effect of this Agreement, the right of redemption set forth in Section 23 hereof shall be reinstated and shall not expire until the Close of Business on the 10th day following the date of such determination by the Board of Directors.

         Section 31. Determinations and Actions by the Board of Directors. For all purposes of this Agreement, any calculation of the number of Common Shares or Preferred Shares outstanding at a particular time, including for purposes of determining the particular percentage of such outstanding Common Shares or Preferred Shares of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act as in effect on the date hereof. The Board of Directors of the Company shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board of Directors of the Company or to the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement, and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or not redeem the Rights or to amend the Agreement). All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board of Directors of the Company in good faith, shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other Persons, and (y) not subject the Board of Directors of the Company to any liability to the holders of the Rights. The Rights Agent shall always be entitled to assume that the Company's Board of Directors acted in good faith and shall be fully protected and shall incur no liability in reliance thereon.

         Section 32. Governing Law. THIS AGREEMENT AND EACH RIGHT CERTIFICATE ISSUED HEREUNDER SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF TEXAS AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SUCH STATE APPLICABLE TO CONTRACTS TO BE MADE AND PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED, HOWEVER, THAT ALL PROVISIONS REGARDING THE RIGHTS, DUTIES AND OBLIGATIONS OF THE RIGHTS AGENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

         Section 33. Counterparts. This Agreement may be executed in any number of counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

         Section 34. Descriptive Headings. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested, all as of the day and year first above written.


                                 BINDVIEW DEVELOPMENT CORPORATION


                                 By:
                                      ------------------------------------------
                                 Name:  Eric J. Pulaski
                                 Title: Chairman of the Board, President,
                                        and Chief Executive Officer



                                 MELLON INVESTOR SERVICES LLC


                                 By:
                                     -------------------------------------------
                                 Name:
                                       -----------------------------------------
                                 Title:
                                       -----------------------------------------

                                   EXHIBIT A

              STATEMENT OF RESOLUTION ESTABLISHING SERIES OF SHARES

                        BINDVIEW DEVELOPMENT CORPORATION

                      STATEMENT OF RESOLUTION ESTABLISHING
                                SERIES OF SHARES


TO THE SECRETARY OF STATE
  OF THE STATE OF TEXAS:

         Pursuant to the provisions of Article 2.13 of the Texas Business Corporation Act, the undersigned corporation submits the following statement for the purpose of establishing and designating a series of shares and fixing and determining the relative rights and preferences thereof:

         1. The name of the Corporation is BindView Development Corporation.

         2. The following resolution, establishing and designating a series of shares and fixing and determining the relative rights and preferences thereof, was duly adopted by the Board of Directors of the Corporation on September 17, 2001.

         RESOLVED, that pursuant to Amended and Restated Articles of Incorporation of the Corporation authorizing the Board of Directors to establish and designate series of preferred stock, $0.01 par value, of the Corporation (the "Preferred Stock") and to fix and determine the relative rights and preferences of the shares of any such series , there is hereby designated a series of Preferred Stock to be called "Series A Preferred Stock" to consist of 1,000,000 shares and to have the following terms:

                  Section 1. Dividends and Distributions.

                  (a) Subject to the rights of holders of shares of any series of Preferred Stock that ranks prior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the rights of holders of shares of Common Stock, no par value per share ("Common Stock"), of the Corporation with respect to dividends, and in preference to the rights of holders of shares of any series of Preferred Stock that ranks junior to the Series A Preferred Stock with respect to dividends, shall be entitled to receive, when, as and if declared by the Board out of funds legally available for that purpose, quarterly dividends, which shall be payable in cash except as hereinafter provided, on the first day of January, April, July and October in each year during which a share or fraction of a share of Series A Preferred Stock is outstanding (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, each such dividend to be in an amount per share (rounded to the nearest cent) equal to:

                      (i) subject to the provision for adjustment set forth in the next succeeding sentence,

                            (A) 100 times the aggregate per share amount of all
                      cash dividends declared on the Common Stock after the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, after the first issuance of any share or fraction of a share of Series A Preferred Stock, plus

                            (B) 100 times the aggregate per share amount, which
                      shall be payable in kind, of all non-cash dividends or other distributions (other than (x) a dividend on the Common Stock that is payable in shares of Common Stock or
                      (y) a distribution solely on account of a reclassification of, or other split-up, division or combination of shares of, Common Stock) declared on the Common Stock after the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, after the first issuance of any share or fraction of a share of Series A Preferred Stock; or

                      (ii) if no dividend or other distribution (other than (x) a dividend on the Common Stock that is payable in shares of Common Stock or (y) a distribution solely on account of a reclassification of, or other split-up, division or combination of shares of, Common Stock) shall have been declared on the Common Stock after the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, after the first issuance of any share or fraction of a share of Series A Preferred Stock, $0.01.

In the event that the Corporation shall at any time after September 17, 2001,
(1) declare a dividend on the Common Stock that is payable in shares of Common Stock, (2) reclassify the Common Stock or (3) otherwise effect a split-up, division or combination of shares of Common Stock, then in each such case the amount per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under Section 2(a)(i) shall be adjusted by multiplying such amount by a fraction, the numerator of which shall be the number of shares of Common Stock that are outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.

                  (b) Immediately after the Board declares a dividend or other distribution on the Common Stock (other than (x) a dividend on the Common Stock that is payable in shares of Common Stock or (y) a distribution solely on account of a reclassification of, or other split-up, division or combination of shares of, Common Stock), if any share or fraction of a share of Series A Preferred Stock is then outstanding, the Board shall declare a dividend on the Series A Preferred Stock, which shall be payable at the time and in the amount provided in Section 2(a). If (i) any share or fraction of a share of Series A Preferred stock is then outstanding, (ii) no dividend or other distribution (other than (x) a dividend on the Common Stock that is payable in shares of Common Stock or (y) a distribution solely on account of a reclassification of, or other split-up, division or combination of shares of, Common Stock) shall have been declared on the

Common Stock during the period between the immediately preceding Quarterly Dividend Payment Date and the next succeeding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, between the date of the first issuance of any share or fraction of a share of Series A Preferred Stock and such first Quarterly Dividend Payment Date, and (iii) there are funds legally available for the payment of a dividend on the Series A Preferred Stock, the Board shall, at any time prior to such next succeeding Quarterly Dividend Payment Date or such first Quarterly Dividend Payment Date, as the case may be, declare a dividend of $0.01 per share on the Series A Preferred Stock, which shall be payable on such next succeeding Quarterly Dividend Payment Date or such first Quarterly Dividend Payment Date, as the case may be.

                  (c) Dividends on shares of Series A Preferred Stock shall begin to accrue and be cumulative from the Quarterly Dividend Payment Date that immediately precedes the date of issuance of such shares unless (i) the date of issuance of such shares is prior to the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a dividend on the first Quarterly Dividend Payment Date, in which event dividends on such shares shall begin to accrue and be cumulative from the date of issuance of such shares, (ii) the date of issuance of such shares is a Quarterly Dividend Payment Date, in which event dividends on such shares shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date, or (iii) the date of issuance of such shares is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a dividend on the Quarterly Dividend Payment Date that next succeeds the date of issuance of such shares, in which event dividends on such shares shall begin to accrue and be cumulative from such next succeeding Quarterly Dividend Payment Date. Accrued but unpaid dividends on shares of Series A Preferred Stock shall not bear interest. If a dividend is declared on the Series A Preferred Stock and the total amount of that dividend is less than the total amount of all dividends accrued and payable on all shares of Series A Preferred Stock at the time of payment of that dividend, then the portion of the total amount of that dividend to be allocated to each of such shares shall be determined by multiplying the total amount of that dividend by a fraction, the numerator of which shall be the total amount of all dividends accrued and payable on that share at that time and the denominator of which shall be the total amount of all dividends accrued and payable on all such shares at that time. The Board may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a dividend or other distribution on the Series A Preferred Stock, which record date shall be no more than 30 days prior to the date fixed for the payment of that dividend or other distribution.

                  (d) If at any time (i) any holder of shares of Series A Preferred Stock would have been entitled under the foregoing provisions of this
Section 2 to have received by that time a dividend on such shares, assuming that such dividend had been declared, out of funds legally available for that purpose, at the time and in the amount provided in the foregoing provisions of this Section 2, and (ii) such dividend or any part thereof has not been paid to such holder, then such dividend or part thereof shall be considered accrued and payable at that time.

                  Section 2. Voting.

                  (a) Subject to the provision for adjustment set forth in the next succeeding sentence, each share of Series A Preferred Stock shall, except as otherwise provided by law, entitle the holder thereof to 100 votes on each matter that is submitted to a vote of stockholders of the Corporation. In the event that the Corporation shall at any time after September 17, 2001, (i) declare a dividend on the Common Stock that is payable in shares of Common Stock, (ii) reclassify the Common Stock or
(iii) otherwise effect a split-up, division or combination of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which shall be the number of shares of Common Stock that are outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.

                  (b) Except as otherwise provided by law or in the Amended and Restated Articles of Incorporation of the Corporation or the resolution or resolutions of the Board providing for the issuance of shares of Preferred Stock (including but not limited to these resolutions):

                           (i) the holders of shares of Series A Preferred
                  Stock, the holders of shares of Common Stock and the holders of shares of any other class or series of capital stock of the Corporation having general voting rights shall vote together as a single class on each matter that is submitted to a vote of stockholders of the Corporation, and

                           (ii) the holders of shares of Series A Preferred
                  Stock shall not have any special voting rights.

                  Section 3. Certain Restrictions. Unless and until all dividends at the time accrued and payable on all shares of Series A Preferred Stock have been paid in full, the Corporation shall not:

                  (a) declare or pay any dividend, or make any other distribution, on any class or series of capital stock of the Corporation that ranks junior, either with respect to dividends or upon liquidation, dissolution or winding up, to the Series A Preferred Stock (any such class or series being referred to herein as "Junior Stock");

                  (b) declare or pay any dividend, or make any other distribution, on any class or series of capital stock of the Corporation that ranks in parity, either with respect to dividends or upon liquidation, dissolution or winding up, with the Series A Preferred Stock (any such class or series being referred to herein as "Parity Stock"), except dividends that are paid ratably on all shares of Series A Preferred Stock on which dividends are at the time accrued and payable and all shares of Parity Stock on which dividends are at the time accrued and payable in proportion to the total amounts of dividends at the time accrued and payable on all such shares;

                  (c) redeem, purchase or otherwise acquire for consideration any shares of Junior Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of Junior Stock in exchange for shares of other Junior Stock; or

                  (d) redeem, purchase or otherwise acquire for consideration any shares of Series A Preferred Stock or any shares of Parity Stock, except in accordance with an offer to purchase made in writing to all holders of such shares upon terms that the Board, after considering the relative rights and preferences of the respective series and classes of such shares, considers in good faith will result in fair and equitable treatment among the holders of such shares.

                  Section 4. Reacquired Shares. Any shares of Series A Preferred Stock that are purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. Upon their cancellation, all of such shares shall become authorized but unissued shares of Preferred Stock and thereafter may be issued as part of another series of Preferred Stock, subject to the rights of holders (if any) of shares of Series A Preferred Stock set forth in these resolutions.

                  Section 5. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation:

                  (a) no distribution shall be made to the holders of shares of Junior Stock unless, prior to such distribution, the Corporation shall have paid to each holder of shares of Series A Preferred Stock the sum of (i) $0.01 per share of Series A Preferred Stock held by such holder (such amount per share being referred to herein as the "Preference Amount") plus (ii) the total amount of all dividends at the time accrued and payable on all shares of Series A Preferred Stock held by such holder;

                  (b) no distribution shall be made to the holders of shares of Parity Stock, except distributions that are made ratably on both all shares of Series A Preferred Stock and all shares of Parity Stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up; and

                  (c) each holder of shares of Series A Preferred Stock shall be entitled to receive the sum of (i) the total amount of all dividends at the time accrued and payable on all shares of Series A Preferred Stock held by such holder plus (ii) an aggregate amount per share (such amount per share being referred to herein as the "Distributable Amount"), inclusive of the Preference Amount but subject to the provision for adjustment set forth in the next succeeding sentence, of Series A Preferred Stock held by such holder that is equal to 100 times the aggregate per share amount to be distributed to holders of shares of Common Stock upon such liquidation, dissolution or winding up.

In the event that the Corporation shall at any time after September 17, 2001,
(1) declare a dividend on the Common Stock that is payable in shares of Common Stock, (2) reclassify the Common Stock or (3) otherwise effect a split-up, division or combination of shares of Common Stock, then in each such case the Distributable Amount to which a holder of shares of Series A Preferred Stock was entitled immediately prior to such event shall be adjusted by multiplying such Distributable Amount by a fraction, the numerator of which shall be the number of shares of Common Stock that are outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.

                  Section 6. Consolidation, Merger, etc. If the Corporation shall enter into any consolidation, merger, share exchange or other transaction in which all outstanding shares of Common Stock are exchanged for or changed into other securities, cash, other property or any combination thereof, then each outstanding share of Series A Preferred Stock shall at the same time be similarly exchanged for or changed into an amount per share, subject to the provision for adjustment set forth in the next succeeding sentence, equal to 100 times the aggregate amount of securities, cash and other property for which each outstanding share of Common Stock is exchanged or into which each outstanding share of Common Stock is changed. In the event that the Corporation shall at any time after September 17, 2001, (1) declare a dividend on the Common Stock that is payable in shares of Common Stock, (2) reclassify the Common Stock or (3) otherwise effect a split-up, division or combination of shares of Common Stock, then in each such case the amount per share for which Series A Preferred Stock would be exchanged, or into the amount which Series A Preferred Stock would be changed, immediately prior to such event under the immediately preceding sentence of this Section 7, shall be adjusted by multiplying such amount by a fraction, the numerator of which shall be the number of shares of Common Stock that are outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.

                  Section 7. Redemption. The shares of Series A Preferred Stock shall not be redeemable.

                  Section 8. Ranking. The Series A Preferred Stock shall rank junior to each other series of Preferred Stock, both with respect to dividends and upon liquidation, dissolution or winding up, unless the statement of resolution establishing such other series of Preferred Stock shall provide otherwise.

                  Section 9. Amendment. If any share or fraction of a share of Series A Preferred Stock is outstanding, neither the Amended and Restated Articles of Incorporation of the Corporation nor the resolution or resolutions of the Board providing for the issuance of shares of Preferred Stock (including but not limited to these resolutions) shall be amended in any manner that would materially alter or change the powers, preferences or rights of holders of shares of Series A Preferred Stock so as to affect such holders adversely unless that amendment shall have received the affirmative vote of the holders of a majority of the outstanding shares of Series A Preferred Stock voting separately as a class. Notwithstanding the foregoing provisions of this Section 10, whether or not a share or a fraction of a share of Series A Preferred Stock is outstanding, (a) the Board may from time to time provide by resolution or resolutions for the issuance of shares of Preferred Stock of one or more series that rank prior to the Series A Preferred Stock, either with respect to dividends or upon liquidation, dissolution or winding up, or both with respect to dividends and upon liquidation, dissolution or winding up, and (b) no vote or consent of any holder of shares of Series A Preferred Stock shall be required either as a condition to the adoption of such resolution or resolutions or as a condition to the issuance of such shares of Preferred Stock.

                  Section 10. Fractional Shares. Series A Preferred Stock may be issued in fractions of a share. Each holder of a fraction of a share of Series A Preferred Stock shall be entitled to exercise voting rights, to receive dividends and other distributions, and to have all other rights of the holders of whole shares of Series A Preferred Stock in proportion to the fraction of a share of Series A Preferred Stock held by that holder.

         RESOLVED FURTHER, that the appropriate officers of the Corporation are authorized to make such filings and to take any other actions they deem necessary to effect the foregoing resolution.

Dated:  September 17, 2001               BINDVIEW DEVELOPMENT CORPORATION


                                         By:
                                              ----------------------------------
                                         Name:  D. C. Toedt III
                                         Title: Secretary

                                   EXHIBIT B

                            FORM OF RIGHT CERTIFICATE


Certificate No. R                                         _______________ Rights

         NOT EXERCISABLE AFTER SEPTEMBER 17, 2011, OR EARLIER IF REDEMPTION OR EXCHANGE OCCURS. THE RIGHTS ARE SUBJECT TO REDEMPTION AT $.001 PER RIGHT AND TO EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT.

                                Right Certificate

                        BindView Development Corporation


         This certifies that _________________________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of September 17, 2011 (the "Rights Agreement"), between BindView Development Corporation, a Texas corporation (the "Company"), and Mellon Investor Services LLC, a New Jersey limited liability company (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to the Close of Business (as defined in the Rights Agreement) on September 17, 2011, at the principal offices of the Rights Agent, or at the offices of its successor as Rights Agent, one one-hundredth interest in one share of Series A Preferred Stock, par value $.01 per share (the "Preferred Shares"), of the Company, at a purchase price of $11.00 per one one-hundredth interest in a Preferred Share (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed. The number of Rights evidenced by this Right Certificate (and the number of one one-hundredth interests in a Preferred Share which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of September 21, 2001, based on the Preferred Shares as constituted at such date. As provided in the Rights Agreement, the Purchase Price and the number of one one-hundredth interests in a Preferred Share which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

         This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the principal executive offices of the Company and the above-mentioned offices of the Rights Agent.

         This Right Certificate, with or without other Right Certificates, upon surrender at the principal office of the Rights Agent, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of interests in Preferred Shares as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

         Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate (i) may be redeemed by the Company at a redemption price of $.001 per Right payable in cash, Preferred Shares or other consideration or (ii) may be exchanged in whole or in part for Preferred Shares or shares of the Company's Common Stock, no par value per share.

         No fractional interests in Preferred Shares will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractional interests which are integral multiples of one one-hundredth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

         No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

         This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

         WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.

         Dated as of ________________, _____.

                                       BINDVIEW DEVELOPMENT CORPORATION

                                       By:
                                          --------------------------------------

Countersigned:
                                       -----------------------------------------

                                       By:
                                          --------------------------------------
                                                  Authorized Signature

                    FORM OF REVERSE SIDE OF RIGHT CERTIFICATE



                               FORM OF ASSIGNMENT

                (To be executed by the registered holder if such
               holder desires to transfer the Right Certificate.)





         FOR VALUE RECEIVED __________________ hereby sells, assigns and
                 (Please print name and address of transferee) transfers unto this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ________________________ Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.

         Dated:  _____________, ______.



                                    --------------------------------------------
                                                    Signature

Signature Guarantee:

         Signatures must be guaranteed by an "eligible guarantor institution" (such as a bank, stockbroker, credit union or savings association) pursuant to Rule 17Ad-15 of the Rules and Regulations of the Securities Exchange Act of 1934.


================================================================================


         The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and that after due inquiry and to the best of the knowledge of the undersigned, it did not acquire the Rights evidenced by this Rights Certificate for any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of such Person.


                                    --------------------------------------------
                                                    Signature


================================================================================

                          FORM OF ELECTION TO PURCHASE

                      (To be executed if holder desires to
                        exercise the Right Certificate.)


To:  BindView Development Corporation

         The undersigned hereby irrevocably elects to exercise ________________ ______________________ Rights represented by this Right Certificate to purchase the interests in Preferred Shares issuable upon the exercise of such Rights and requests that certificates for such interests in Preferred Shares be issued in the name of:


--------------------------------------------------------------------------------
                         (Please print name and address)


--------------------------------------------------------------------------------
           (Please insert social security or other identifying number)

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:


--------------------------------------------------------------------------------
                         (Please print name and address)


--------------------------------------------------------------------------------
           (Please insert social security or other identifying number)


Dated:  _____________, _____.


                                         ---------------------------------------
                                                        Signature


Signature Guarantee:

         Signatures must be guaranteed by an "eligible guarantor institution" (such as a bank, stockbroker, credit union or savings association) pursuant to Rule 17Ad-15 of the Rules and Regulations of the Securities Exchange Act of 1934.

--------------------------------------------------------------------------------

         The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and that after due inquiry and to the best of the knowledge of the undersigned, it did not acquire the Rights evidenced by this Rights Certificate for any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of such Person.



                                        ----------------------------------------
                                                     Signature


--------------------------------------------------------------------------------


                                     NOTICE

         The signature in the foregoing Forms of Assignment and Election must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

         In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, the Company and the Rights Agent will deem the beneficial owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and such Assignment or Election to Purchase will not be honored.

                                   EXHIBIT C

                 SUMMARY OF RIGHTS TO PURCHASE PREFERRED SHARES


         On September 17, 2001, the Board of Directors of BindView Development Corporation (the "Company") declared a dividend of one Preferred Share purchase right (a "Right") for each outstanding share of common stock, no par value per share (the "Common Shares"), of the Company and authorized the issuance of one Right for each Common Share which shall become outstanding between the Record Date and the earlier of the Distribution Date (as hereinafter defined) or the Final Expiration Date of the Rights (as hereinafter defined). The dividend is payable on September 21, 2001 (the "Record Date") to the shareholders of record on that date. Each Right entitles the registered holder to purchase from the Company one share of Series A Preferred Stock, par value $.01 per share (the "Preferred Shares"), of the Company at a price of $11.00 per one one-hundredth interest in a Preferred Share (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and Mellon Investor Services LLC (the "Rights Agent").

         Until the earlier to occur of (i) ten business days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") have acquired beneficial ownership of 15% or more of the outstanding Common Shares and (ii) ten business days following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of such outstanding Common Shares (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced, with respect to any Common Share certificate outstanding as of the Record Date, by such Common Share certificate together with a copy of this Summary of Rights attached thereto. The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with the Common Shares.

         Until the Distribution Date (or earlier redemption, exchange or expiration of the Rights), new Common Share certificates issued after the Record Date, upon transfer or new issuance of Common Shares will contain a notation incorporating the Rights Agreement by reference.

         Until the Distribution Date (or earlier redemption, exchange or expiration of the Rights), the surrender for transfer of any certificates for Common Shares outstanding as of the Record Date, even without such notation or copy of this Summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Shares as of the Close of Business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

         The Rights are not exercisable until the Distribution Date. The Rights will expire on September 17, 2011 (the "Final Expiration Date"), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed or exchanged by the Company, in each case, as described below.

         The Purchase Price payable, and the number of interests in Preferred Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares, (ii) upon the grant to holders of the Preferred Shares of certain rights, options or warrants to subscribe for or purchase Preferred Shares at a price, or securities convertible into Preferred Shares with a conversion price, less than the then current market price of the Preferred Shares or (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Preferred Shares) or of subscription rights or warrants (other than those referred to above).

         The number of outstanding Rights and the number of one one-hundredth interests in a Preferred Share issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Preferred Shares or a stock dividend on the Preferred Shares payable in Preferred Shares or subdivisions, consolidations or combinations of the Preferred Shares occurring, in any such case, prior to the Distribution Date.

         Interests in Preferred Shares purchasable upon exercise of the Rights will not be redeemable. Each Preferred Share will be entitled to a minimum preferential quarterly dividend payment of $0.10 per share but will be entitled to an aggregate dividend of 100 times the dividend declared per Common Share. In the event of a liquidation, the holders of the interests in Preferred Shares will be entitled to a minimum preferential liquidation payment of $10 per share but will be entitled to an aggregate payment of 100 times the payment made per Common Share. Each Preferred Share will have 100 votes, voting together with the Common Shares. Finally, in the event of any merger, consolidation or other transaction in which Common Shares are exchanged, each Preferred Share will be entitled to receive 100 times the amount received per Common Share. These rights are protected by customary antidilution provisions.

         Because of the nature of the Preferred Shares' dividend, liquidation and voting rights, the value of the one one-hundredth interest in a Preferred Share purchasable upon exercise of each Right should approximate the value of one Common Share.

         In the event the Company is, in effect, acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power is sold, proper provision will be made so that each holder of a Right will thereafter generally have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right. In the event any person becomes an Acquiring Person, proper provision shall be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereafter be null and void for all purposes of the Rights Agreement and the holder thereof shall thereafter have no rights with respect to such Rights, whether under the Rights Agreement or otherwise), will thereafter have the right to receive upon exercise that number of Preferred Shares having a market value of two times the exercise price of the Right. Under some circumstances, in lieu of

Preferred Shares, other equity and debt securities, property, cash or combinations thereof, including combinations with Preferred Shares, may be issued upon payment of the exercise price if of equal value to the number of Preferred Shares for which the Right is exercisable.

         Under certain circumstances, after a Person has become an Acquiring Person, the Board of Directors of the Company may exchange the Rights (other than Rights that were or are beneficially owned by an Acquiring Person), in whole or in part, at an exchange ratio of one Preferred Share per Right (subject to adjustment).

         With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Preferred Shares (other than fractions which are integral multiples of one one-hundredth of a Preferred Share, which may, at the election of the Company be evidenced by depositary receipts) will be issued, and in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Shares on the last trading day prior to the date of exercise.

         At any time prior to the Close of Business on the tenth business day after the first date of public announcement by the Company or an Acquiring Person that an Acquiring Person has become such (a "Shares Acquisition Date"), the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $.001 per right (the "Redemption Price"), which may be paid in cash or with Preferred Shares or other consideration deemed appropriate by the Board of Directors of the Company. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

         Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

         The terms of the Rights may be amended by the Board of Directors of the Company without the consent of the holders of the Rights at any time to cure any ambiguity or to correct or supplement any defective or inconsistent provisions and may, prior to the Distribution Date, be amended to change or supplement any other provision in any manner which the Company may deem necessary or desirable. After the Distribution Date, the terms of the Rights may be amended (other than to cure ambiguities or correct or supplement defective or inconsistent provisions) only so long as such amendment shall not adversely affect the interests of the holders of the Rights (which may not be an Acquiring Person in whose hands Rights are void).

         A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A dated September [ ], 2001. A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is hereby incorporated herein by reference.